Exhibit 99

Emergent BioSolutions Reports First Quarter 2014 Financial Results

•	Q1 2014 total revenue of $53.9 million, up 25%
•	2014 total revenue guidance reaffirmed at $415 to $445 million; Q2 2014 total revenue guidance of $95 to $110 million
•	2014 net income guidance reaffirmed at $30 to $40 million; 2014 adjusted net income guidance of $40 to $50 million
•	2014 year-to-date events include closing the acquisition of Cangene Corporation, progress on Building 55's pathway to approval, and orphan drug designation for BioThrax® (Anthrax Vaccine Adsorbed)

ROCKVILLE, MD, May 8, 2014—Emergent BioSolutions Inc. (NYSE: EBS) reported total revenue for Q1 2014 of $53.9 million as compared to $43.1 million in 2013.  In addition, Q1 2014 net loss was $20.2 million, or $0.55 per share, as compared to a net loss of $8.1 million, or $0.22 per share, in 2013. The Q1 2014 adjusted net loss was $14.6 million as compared to an adjusted net loss of $6.7 million in 2013. Please see "Reconciliation of GAAP to Adjusted Net Income" for a definition of terms and explanation of these adjustments.

The company is reaffirming its full year 2014 financial forecast for total revenue of $415 to $445 million and net income of $30 to $40 million. The company is introducing a 2014 adjusted net income forecast of $40 to $50 million. The company also anticipates Q2 2014 total revenue of $95 to $110 million.

Daniel J. Abdun-Nabi, president and chief executive officer of Emergent BioSolutions, commented, "Our first quarter financial performance met expectations, with our reported revenue being at the upper end of our guidance.  Operationally, we initiated manufacturing of BioThrax consistency lots in Building 55 after finalizing comparability protocols with FDA.  Further, we completed the initial phase of the Cangene integration and are preparing for the potential launch of IXinity, a proprietary recombinant coagulation Factor IX product candidate included in the Cangene acquisition."

Key Operational Accomplishments

Corporate
o	Completed the acquisition of Cangene Corporation for $222 million in cash on February 21, 2014; and
o	Completed an offering of $250 million of 2.875% Convertible Senior Notes on January 29, 2014.

Biodefense Division
o	Finalized comparability protocols with the U.S. Food and Drug Administration for BioThrax, following which consistency lot manufacturing was initiated in Building 55;
o	Successfully completed a pivotal clinical study to support a Post-Exposure Prophylaxis (PEP) indication for BioThrax; and
o	Received orphan drug designation for BioThrax used for PEP, providing marketing exclusivity of up to seven years and waiving of sBLA filing fees.

Biosciences Division
o	Completed the initial phase of Cangene integration; and
o	Advanced preparations for the potential launch of IXinity™, a proprietary recombinant coagulation Factor IX product acquired from Cangene, upon FDA approval.

Q1 2014 Key Financial Results

REVENUES

Product Sales
For Q1 2014, product sales were $35.8 million as compared to $30.4 million for Q1 2013, up 18%. Total revenue from BioThrax sales was $24.5 million as compared to $30.4 million for Q1 2013. The 20% decrease in BioThrax sales is attributable to the timing of deliveries to the Strategic National Stockpile, and was offset by sales of RSDL® (Decontamination Lotion), as well as WinRho® SDF (Rho(D) Immune Globulin Intravenous (Human))  and HepaGam B® (Hepatitis B Immune Globulin (Human) Injection), which were acquired from Cangene.

Contract Manufacturing
For Q1 2014, contract manufacturing revenue was $2.7 million. This revenue is a result of the Cangene acquisition.

Contracts and Grants
For Q1 2014, contracts and grants revenue was $15.4 million as compared to $12.7 million for Q1 2013, an increase of 21%. This increase is primarily due to development funding for BAT (Botulism Antitoxin Heptavalent (A,B,C,D,E,F,G)-(Equine)), which was acquired from Cangene.

OPERATING EXPENSES

Cost of Product Sales and Contract Manufacturing
For Q1 2014, cost of product sales and contract manufacturing was $19.0 million as compared to $5.7 million for Q1 2013. This increase of $13.3 million is composed primarily of the cost of sales for RSDL and the products and contract manufacturing operations acquired from Cangene.

Research and Development
For Q1 2014, gross research and development expenses were $30.3 million as compared to $30.7 million for Q1 2013 and net R&D expenses for Q1 2014 were $14.9 million as compared to $17.2 million year-over-year.  Net R&D expenses are calculated as gross research and development expenses less development contract and grant reimbursements and the net loss attributable to non-controlling interests.

Selling, General and Administrative
For Q1 2014, selling, general and administrative expenses were $30.1 million as compared to $20.0 million for Q1 2013, an increase of $10.1 million or 50%. This increase was driven by increased spending for transaction and integration costs of $4.2 million associated with the acquisition of Cangene, and additional post-acquisition selling, general and administrative costs of $4.0 million associated with Cangene and HPPD.

 FINANCIAL CONDITION AND LIQUIDITY

Cash and cash equivalents at March 31, 2014 were $160 million as compared to $179 million at December 31, 2013. Additionally, at March 31, 2014, the accounts receivable balance was $62.9 million, which is comprised primarily of unpaid amounts due from the US government.

Reconciliation of GAAP to Adjusted Net Income

This press release contains a financial measure, adjusted net income, which is considered a "non-GAAP" financial measure under applicable Securities & Exchange Commission rules and regulations.  This non-GAAP financial measure should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles.  The company's definition of this non-GAAP measure may differ from similarly titled measures used by others.  The non-GAAP financial measure used in this press release adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting.  The company views this non-GAAP financial measure as a means to facilitate management's financial and operational decision-making, including evaluation of Emergent's historical operating results and comparison to competitors' operating results.  This non-GAAP financial measure reflects an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting Emergent's business.

The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts.  The company is likely to exclude the following items from its non-GAAP adjusted net income in the future, the effect of which is uncertain but may be significant in amount:
•	Expenses related to completed and future acquisitions of other businesses, including amortization of acquired intangible and tangible assets, transaction costs and integration costs;
•	Non-cash charges related to the impairment of intangible or tangible assets;
•	Expenses associated with any potential restructuring activities, including but not limited to, accelerated depreciation, severance costs and lease abandonment charges; and
•	Other non-recurring charges.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety.

	Three Months Ended March 31,
(in millions)	2014	2013
GAAP Net Income	$(20.2)	$(8.1)
Adjustments:
•Acquisition-related costs (transaction & integration)	4.2	-
•Non-cash amortization charges	1.6	-
•Write-off of syndicated loan fees	1.8	-
•Reduction of gross margin due to inventory step-up required in purchase accounting	0.4	-
•UK restructuring expense	-	2.0
•Tax effect of non-GAAP adjustments	(2.4)	(0.6)
Total Adjustments	5.6	1.4
Adjusted Net Income	$(14.6)	$(6.7)

Conference Call and Webcast

Company management will host a conference call at 5:00 pm (Eastern Time) on Thursday, May 8, 2014 to discuss these financial results.  The conference call will be accessible by dialing 888-679-8034 or 617-213-4847 (international) and providing passcode 77573849.  A webcast of the conference call will be accessible from the company's website at www.emergentbiosolutions.com, under "Investors".

A replay of the conference call will be accessible from 10:00 pm (Eastern Time) on May 8, 2014 through May 22, 2014 by dialing 888-286-8010 or 617-801-6888 and using the passcode 27031257.  The webcast will be archived on the company's website, www.emergentbiosolutions.com, under "Investors."

About Emergent BioSolutions Inc.

Emergent BioSolutions is a specialty biopharmaceutical company seeking to protect and enhance life by offering specialized products to healthcare providers and governments to address medical needs and emerging health threats.  Additional information about the company may be found at www.emergentbiosolutions.com.

Follow us on twitter: @emergentbiosolu

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including our financial guidance, and any other statements containing the words "believes", "expects", "anticipates", "intends", "plans", "forecasts", "estimates" and similar expressions in conjunction with, among other things, discussions of financial performance or financial condition, growth strategy, product sales, manufacturing capabilities, product development, regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including appropriations for BioThrax procurement; our ability to successfully integrate Cangene Corporation and realize the potential benefits of this acquisition; our ability to successfully integrate the HPPD business and realize the benefits of this acquisition; our ability to obtain new BioThrax sales contracts or modifications to existing contracts; our plans to pursue label expansions and improvements for BioThrax; availability of funding for our US government grants and contracts; our ability to identify and acquire or in-license products or late-stage product candidates that satisfy our selection criteria; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods or at all; our ability to enter into selective collaboration arrangements; our ability to expand our manufacturing facilities and capabilities; our ability to meet operating and financial restrictions placed on us and our subsidiaries that are contained in our senior credit facility; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

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Investor Contact
Robert G. Burrows
Vice President, Investor Relations
301-795-1877
BurrowsR@ebsi.com

Media Contact:
Tracey Schmitt
Vice President, Global Public Affairs and Corporate Responsibility
301-795-1847
SchmittT@ebsi.com

Financial Statements Follow

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2014	December 31, 2013
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$160,215	$179,338
Accounts receivable	62,938	60,587
Inventories	71,268	14,643
Income tax receivable, net	17,800	5,651
Prepaid expenses and other current assets	14,982	12,896
Total current assets	327,203	273,115

Property, plant and equipment, net	303,468	264,240
In-process research and development	50,300	41,800
Intangible assets, net	68,928	30,148
Goodwill	47,188	13,954
Deferred tax assets, net	1,203	-
Income tax receivable, long-term	15,596	-
Other assets	9,365	3,373

Total assets	$823,251	$626,630

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$36,643	$27,521
Accrued expenses and other current liabilities	4,879	1,252
Accrued compensation	18,242	24,615
Contingent purchase consideration, current portion	3,193	1,341
Provisions for chargebacks	4,099	-
Deferred tax liability, current portion (net)	88	88
Deferred revenue, current portion	5,180	1,834
Total current liabilities	72,324	56,651

Contingent purchase consideration, net of current portion	19,127	15,278
Long-term indebtedness, net of current portion	251,000	62,000
Deferred tax liability, net	-	1,419
Deferred revenue, net of current portion	1,805	-
Other liabilities	1,500	2,117
Total liabilities	345,756	137,465

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 37,719,153 shares issued and 37,306,200, shares outstanding at March 31, 2014; 37,036,996 shares issued and 36,624,043, shares outstanding at December 31, 2013	38	37
Treasury stock, at cost, 412,953 common shares at both March 31, 2014 and December 31, 2013	(6,119)	(6,119)
Additional paid-in capital	255,675	247,637
Accumulated other comprehensive loss	(3,391)	(3,465)
Retained earnings	231,292	251,528
Total Emergent BioSolutions Inc. stockholders' equity	477,495	489,618
Noncontrolling interest in subsidiaries	-	(453)
Total stockholders' equity	477,495	489,165
Total liabilities and stockholders' equity	$823,251	$626,630

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
Revenues:
Product sales	$35,767	$30,359
Contract manufacturing	2,726	-
Contracts and grants	15,391	12,741
Total revenues	53,884	43,100

Operating expense:
Cost of product sales and contract manufacturing	18,997	5,698
Research and development	30,256	30,724
Selling, general and administrative	30,089	20,028
Loss from operations	(25,458)	(13,350)

Other income (expense):
Interest income	40	23
Interest expense	(3,535)	(11)
Other income (expense), net	512	17
Total other income (expense)	(2,983)	29

Loss before benefit from income taxes	(28,441)	(13,321)
Benefit from income taxes	(8,205)	(4,516)
Net loss	(20,236)	(8,805)
Net loss attributable to noncontrolling interest	-	743
Net loss attributable to Emergent BioSolutions Inc.	$(20,236)	$(8,062)

Loss per share - basic	$(0.55)	$(0.22)
Loss per share - diluted	$(0.55)	$(0.22)

Weighted-average number of shares - basic	36,854,370	35,968,064
Weighted-average number of shares - diluted	36,854,370	35,968,064

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:	(Unaudited)
Net loss	$(20,236)	$(8,805)
Adjustments to reconcile to net cash provided by operating activities:
Stock-based compensation expense	2,650	2,976
Depreciation and amortization	6,835	4,163
Current and deferred income taxes	(8,052)	(4,516)
Non-cash development expenses from joint venture	-	190
Change in fair value of contingent obligations	412	-
Write off of debt issuance costs	1,831	-
Excess tax benefits from stock-based compensation	(4,570)	(1,608)
Other	453	6
Changes in operating assets and liabilities:
Accounts receivable	17,590	33,079
Inventories	(4,006)	(6,987)
Income taxes	(3,753)	(7,918)
Prepaid expenses and other assets	556	(246)
Accounts payable	(10,713)	(4,196)
Accrued expenses and other liabilities	1,546	21
Accrued compensation	(8,720)	(10,982)
Provision for chargebacks	159	-
Deferred revenue	(1,227)	197
Net cash used in operating activities	(29,245)	(4,626)
Cash flows from investing activities:
Purchases of property, plant and equipment	(4,590)	(7,679)
Acquisition of Cangene Corporation, net of acquired cash	(178,167)	-
Net cash used in investing activities	(182,757)	(7,679)
Cash flows from financing activities:
Proceeds from convertible debenture, net of bank fees	241,654	-
Proceeds from long-term debt obligations	1,000	-
Issuance of common stock subject to exercise of stock options	8,137	504
Excess tax benefits from stock-based compensation	4,570	1,608
Principal payments on long-term indebtedness	(62,000)	(1,117)
Contingent obligation payments	(487)	-
Net cash provided by financing activities	192,874	995

Effect of exchange rate changes on cash and cash equivalents	5	(118)

Net decrease in cash and cash equivalents	(19,123)	(11,428)
Cash and cash equivalents at beginning of period	179,338	141,666
Cash and cash equivalents at end of period	$160,215	$130,238